UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2024

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Eton Pharmaceuticals, Inc. (the “Company”) was held virtually on June 11, 2024. At the meeting, the Company’s stockholders (1) elected the director nominees Norbert G. Riedel and Sean E. Brynjelsen for a three-year term, (2) approved, on an advisory basis, the compensation of the Company's named executive officers, (3) voted for, on an advisory basis, annual voting on executive compensation, and (4) ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

The results for each of the matters voted upon by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Norbert G. Riedel	8,823,386	954,567	9,293	7,579,711
Sean E. Brynjelsen	9,666,679	118,185	2,382	7,579,711

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
9,170,839	553,043	63,364	7,579,711

Proposal 3: Advisory Vote on the Frequency of Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain
6,169,483	45,500	3,545,483	26,780

Proposal 4: Ratification of the Appointment of KMJ Corbin & Company LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2024

For	Against	Abstain	Broker Non-Votes
17,193,502	150,140	23,315	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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